Exhibit 99.1
FIRST FINANCIAL HOLDINGS, INC.

FIRST FINANCIAL HOLDINGS, INC. ANNOUNCES SECOND QUARTER EARNINGS

CHARLESTON, SOUTH CAROLINA, July 26, 2013 – First Financial Holdings, Inc. (“First Financial,” NASDAQ: FFCH), the holding company for First Federal Bank (“First Federal”), announced today net income available to common shareholders of $6.9 million for the three months ended June 30, 2013, compared with $4.3 million for the three months ended March 31, 2013 and $11.6 million for the three months ended June 30, 2012.  Diluted net income per common share was $0.42 for the quarter ended June 30, 2013, compared with $0.26 for the prior quarter and $0.70 for the same quarter last year.  The quarter ended June 30, 2012 included a $9.0 million after-tax gain on the acquisition of Plantation Federal Bank (“Plantation”) and a $3.1 million after-tax net charge related to repositioning the balance sheet.

For the six months ended June 30, 2013, net income available to common shareholders was $11.2 million, compared with $12.4 million for the same period of 2012.  Diluted net income per common share was $0.68, compared with $0.75 for the first six months of 2012.

Quarterly Results of Operations

First Financial reported net income of $7.9 million for the three months ended June 30, 2013, compared with $5.3 million for the three months ended March 31, 2013 and $12.6 million for the three months ended June 30, 2012.

Net interest income

Net interest margin, on a fully tax-equivalent basis, was 4.37% for the quarter ended June 30, 2013, compared with 4.51% for the quarter ended March 31, 2013 and 4.08% for the quarter ended June 30, 2012.  The decrease in net interest margin was a result of a shift in the mix of earning assets from loans to lower yielding investment securities and overnight funds.  The increase over the same quarter last year was principally caused by the improved performance on a Cape Fear loan pool as well as a lower cost of funds due to maturing time deposits being replaced with core deposits and the continued funding mix shift from borrowings.

Net interest income for the quarter ended June 30, 2013 was $32.1 million, a decrease of $1.0 million or 3.0% from the prior quarter and essentially unchanged from the same quarter last year.  The decrease from the linked quarter was primarily due to a $19.6 million decline in average earning assets and the reduction in net interest margin.  The decrease from the same quarter last year was principally caused by a $185.5 million decline in average earning assets, partially offset by the higher net interest margin.

Provision for loan losses

After determining what First Financial believes is an adequate allowance for loan losses based on the estimated risk inherent in the loan portfolio, the provision for loan losses is calculated based on the net effect of the change in the allowance for loan losses and net charge-offs.  The provision for loan losses was $822 thousand for the quarter ended June 30, 2013, which included $438 thousand due to recognizing impairment on certain Plantation loan pools which have lower cash flows than originally projected.    The decreases were principally due to continued reductions in the historical loss trends as well as improvements in classified loan levels and other credit metrics through June 30, 2013.

Noninterest income

Noninterest income totaled $14.7 million for the quarter ended June 30, 2013, a decrease of $1.1 million or 7.2% from the prior quarter and a decrease of $17.8 million or 54.8% from the same quarter last year.  Noninterest income for the quarter ended March 31, 2013 included a $1.3 million release on the FDIC true-up liability, as higher projected losses will reduce the amount that First Federal might have to potentially remit to the FDIC based on the initial purchase bid.  The June 30, 2012 quarter included a $14.6 million gain on the acquisition of Plantation and a $3.5 million gain on the sale of investment securities related to a balance sheet repositioning initiative.  Excluding the impact of these items from the March 31, 2013 and June 30, 2012 quarters, noninterest income for the June 30, 2013 quarter was essentially unchanged from both prior periods.  While noninterest income for the June 30, 2013 quarter was consistent with the same quarter last year, a decrease in service charges on deposit accounts ($317 thousand) was offset by bank owned life insurance income ($392 thousand), as these policies were purchased during the second half of 2012.

Noninterest expense

Noninterest expense totaled $34.1 million for the quarter ended June 30, 2013, a decrease of $1.0 million or 2.9% from the prior quarter and a decrease of $5.2 million or 13.2% from the same quarter last year.  The June 30, 2012 quarter included an $8.5 million termination charge on the prepayment of FHLB advances as part of a balance sheet repositioning initiative.  Excluding the termination charge, noninterest expenses for the June 30, 2013 quarter increased $3.4 million or 10.9% over the same quarter last year.  The decrease from the prior quarter was primarily the result of a decline in other real estate owned ($1.5 million) and other smaller variances, partially offset by an increase in other expense ($1.2 million).  The decrease in other real estate owned (“OREO”) was the result of lower write-downs on OREO properties and higher gains on the sale of OREO properties in the current quarter.  The increase in other expense was principally the result of losses related to sold investor loans.

The increase in noninterest expense over the same quarter of the prior year was principally caused by the $3.5 million in FDIC indemnification asset impairment, as the impairment was not projected until the third quarter of 2012, as well as higher salaries and employee benefits ($921 thousand), partially offset by lower occupancy costs ($834 thousand) and OREO ($675 thousand).  The increase in salaries and employee benefits was principally caused by reinstating several employee benefits at the beginning of 2013.  The decrease in occupancy costs was primarily the result of expenses associated with closing four unprofitable branches during the second quarter of 2012.  The decrease in OREO was due to lower write-downs on OREO properties and higher gains on the sale of OREO properties in the current quarter.

Income Taxes

The income tax expense for the three months ended June 30, 2013 totaled $4.0 million, an increase of $1.4 million or 53.8% over the linked quarter and a decrease of $3.7 million or 47.5% from the same quarter last year.  The variances from both prior periods were the result of the change in pre-tax income.  The effective tax rate for the three months ended June 30, 2013 was 33.87%, compared with 33.36% and 38.00% for the quarters ended March 31, 2013 and June 30, 2012, respectively.  The decrease in the effective tax rate from the prior year was principally due to higher tax-exempt income resulting from purchasing bank owned life insurance during the second half of 2012.

Year-to-Date Results of Operations

First Financial reported net income of $13.2 million for the six months ended June 30, 2013, compared with $14.3 million for the same period of 2012.

Net interest income

Net interest margin, on a fully tax-equivalent basis, was 4.44% for six months ended June 30, 2013, compared with 3.96% for the same period of 2012.  The increase was principally caused by the improved performance on a Cape Fear loan pool, accretion and amortization of purchase accounting adjustments related to the Plantation acquisition, a lower cost of funds as maturing time deposits have been replaced with core deposits and the continued funding mix shift from borrowings, as well as higher yields on investments due to accelerated accretion on called investment securities.

Net interest income for the six months ended June 30, 2013 was $65.3 million, an increase of $5.3 million or 8.9% over the same period of 2012.  The increase was primarily the result of improved performance on a Cape Fear loan pool as well as the Plantation and Liberty transactions and the balance sheet repositioning during 2012, partially offset by lower average earning assets.

Provision for loan losses

The provision for loan losses was $6.8 million for the first six months of 2013, compared with $11.4 million for the same period of 2012.  As of June 30, 2013, the provision for loan losses included $1.7 million due to recognizing impairment on certain Plantation loan pools which have lower cash flows than originally projected, which was recorded as an increase to the allowance for loan losses.  Excluding the impact of the Plantation pools, the provision for loan losses for the first six months of 2013 was $5.1 million, a decrease of $6.3 million or 55.5% from the same period of 2012.  The decrease was principally due to continued reductions in the historical loss trends as well as improvements in classified loan levels and other credit metrics through June 30, 2013.

Noninterest income

Noninterest income totaled $30.5 million for the first six months of 2013, compared with $45.7 million for the same period of 2012.  Excluding the FDIC true-up liability in 2013 and the gains on the Plantation acquisition and the sale of investment securities in 2012, as discussed above, noninterest income for the first six months of 2013 totaled $29.2 million, an increase of $1.6 million or 5.8% over the same period of 2012.  The increase was principally the result of higher mortgage and other loan income ($941 thousand) due to expanding the corresponding lending channel during 2012 and higher bank owned life insurance ($765 thousand) as these policies were purchased during the second half of 2012.

Noninterest expense

Noninterest expense totaled $69.2 million for the first six months of 2013, essentially unchanged from the same period of 2012.  Excluding the termination charge recorded during 2012 as discussed above, noninterest expenses for the first six months of 2013 increased $9.8 million or 16.4% over the same period of 2012.  The increase was principally the result of the impact of the Plantation and Liberty transactions, which occurred in the second quarter of 2012, and the FDIC indemnification asset impairment ($7.4 million), which did not begin until the third quarter of 2012, partially offset by lower occupancy costs ($887 thousand) and FDIC insurance and regulatory fees ($682 thousand).  The decrease in occupancy costs was primarily the result of closing four unprofitable branches during the second quarter of 2012.  The decrease in FDIC insurance and regulatory fees was the result of becoming a Federal Reserve member bank during 2012.

Income Taxes

The income tax expense for the first six months of 2013 totaled $6.7 million, a decrease of $5.3 million or 44.2% from the same period last year.  The decrease was primarily the result of lower pre-tax income and recognizing a $2.1 million tax expense associated with writing down the state deferred tax asset related to a difference in applicable South Carolina tax laws for banks versus thrifts upon First Federal’s conversion to a state-chartered commercial bank in 2012.  The effective tax rate for the first six months of 2013 was 33.67%, compared with 45.49% for the same period of 2012.  The decrease in the effective tax rate was principally due to higher tax-exempt income resulting from purchasing bank owned life insurance during the second half of 2012 and the above mentioned state deferred tax write-down during 2012.

Balance Sheet

Total assets at June 30, 2013 were $3.2 billion, essentially unchanged from March 31, 2013 and a decrease of $133.9 million or 4.1% from June 30, 2012.  While total assets were essentially unchanged from March 31, 2013, decreases in total investment securities, total loans, and the FDIC indemnification asset were substantially offset by increases in interest-bearing deposits with banks.  The decrease in total assets from June 30, 2012 was principally due to declines in total loans, loans held for sale, the FDIC indemnification asset, and other assets, partially offset by higher interest-bearing deposits with banks, investment securities, and bank owned life insurance.

Investment securities at June 30, 2013 totaled $321.8 million, a decrease of $26.9 million or 7.71% from March 31, 2013 and an increase of $28.4 million or 9.7% over June 30, 2012.  The decrease from March 31, 2013 was the result of normal principal reductions and cash flows from called securities.  The increase over June 30, 2012 was primarily the result of securities purchased after repositioning the balance sheet during the second quarter of 2012, partially offset by normal portfolio cash flows.

Total loans at June 30, 2013 decreased $60.3 million or 2.4% from March 31, 2013 and decreased $216.3 million or 8.2% from June 30, 2012.  The decreases were the result of reductions in the commercial and consumer loan categories due to several large payoffs and paydowns on commercial real estate and commercial land loans, higher loss claims on the Plantation portfolio, and normal cash flows.  The decline in the commercial loan portfolio is consistent with a strategy to reduce problem and criticized loan balances, both legacy as well as those in acquired portfolios.

First Federal’s credit quality metrics at June 30, 2013 reflect improved performance from both the linked quarter and the same quarter last year.  Delinquent loans at June 30, 2013 totaled $8.3 million, a decrease of $5.5 million or 39.7% from March 31, 2013 and a decrease of $2.8 million or 25.3% from June 30, 2012.  The decreases were driven by lower delinquent commercial loans due to continued collection efforts.  Total delinquent loans at June 30, 2013 included $635 thousand in acquired covered loans, as compared with $3.4 million and $2.9 million at March 31, 2013 and June 30, 2012, respectively.

Nonperforming assets at June 30, 2013 totaled $59.5 million, a decrease of $5.5 million or 8.5% from March 31, 2013 and a decrease of $18.6 million or 23.8% from June 30, 2012.  The decreases were principally the result of reductions in nonperforming residential and commercial loans as well as OREO sales outpacing new foreclosures.  Acquired covered nonperforming loans totaled $7.5 million at June 30, 2013, compared with $8.8 million and $10.4 million at March 31, 2013 and June 30, 2012, respectively.  Acquired covered OREO totaled $6.7 million at June 30, 2013, compared with $9.7 million and $20.0 million at March 31, 2013 and June 30, 2012, respectively.

Net charge-offs for the quarter ended June 30, 2013 totaled $6.1 million, essentially unchanged from the prior quarter and a decrease of $612 thousand or 9.2% from the same quarter last year.  The June 30, 2013 quarter included charge-offs totaling $1.0 million on acquired loans.

The allowance for loan losses was 1.79% of total loans at June 30, 2013, compared with 1.92% of total loans at March 31, 2013 and 1.85% of total loans at June 30, 2012.  The decreases in the allowance ratio from both prior periods were due to the continued improvement in historical loss factors and improved credit metrics over the past twelve months.  The decrease in the allowance ratio from June 30, 2012 was partially offset by the effect of recording a $6.1 million reserve as of June 30, 2013 related to estimated higher losses on acquired Plantation loans.  Of this amount, $4.4 million was related to acquired covered loans and was recorded as an increase to the FDIC indemnification asset.  The allowance for loan losses at June 30, 2013 was 1.93% of loans excluding acquired covered loans, and represented 1.1 times coverage of the non-covered nonperforming loans.

The FDIC indemnification asset at June 30, 2013 was $47.8 million, a decrease of $11.1 million or 18.8% from March 31, 2013 and a decrease of $29.5 million or 38.1% from June 30, 2012.  The decreases were due to the receipt of claims reimbursement from the FDIC, and recognizing a potential impairment on the FDIC indemnification asset related to the Cape Fear acquired portfolio, partially offset by recognizing potential additional claims to the FDIC related to the Plantation loss share agreement and normal accretion.

Bank owned life insurance totaled $51.4 million at June 30, 2013, essentially unchanged from March 31, 2013 and an increase of $41.4 million over June 30, 2012.  The increase was the result of establishing a bank owned life insurance program on certain corporate officers as part of a strategy to offset the costs of existing employee benefit plans.

Other assets totaled $80.7 million at June 30, 2013, an increase of $6.2 million or 8.3% over March 31, 2013 and a decrease of $22.4 million or 21.7% from June 30, 2012.  The increase over March 31, 2013 was principally the result of a $13.7 million increase in tax assets due to adjusting the timing of deductions related to the FDIC indemnification asset based on the findings of a recent tax audit, and a $3.1 million increase in the value of mortgage servicing rights due to changes in market interest rates, partially offset by a $3.2 million decline in OREO as sales of properties continue to outpace foreclosures, and miscellaneous reductions in other asset categories.  The decrease from June 30, 2012 was principally due to a $15.1 million decline in OREO and miscellaneous reductions in other asset categories, partially offset by a $6.6 million increase in mortgage servicing rights due to higher levels of originations sold in the secondary market as well as recent changes in market interest rates.

Core deposits, which include checking, savings, and money market accounts, totaled $1.7 billion at June 30, 2013, essentially unchanged from March 31, 2013 and an increase of $110.8 million or 7.0% over June 30, 2012.  The increase was primarily the result of the introduction of new retail deposit products and sales processes during 2012.  Time deposits at June 30, 2013 totaled $840.6 million, a decrease of $62.8 million or 7.0% from March 31, 2013 and a decrease of $269.1 million or 24.3% from June 30, 2012.  The decreases were due to a strategy to focus on core transaction accounts and to reduce high rate retail and wholesale time deposits as they matured.

Shareholders’ equity at June 30, 2013 was $308.0 million, an increase of $3.3 million or 1.1% over March 31, 2013 and an increase of $20.8 million or 7.2% over June 30, 2012.  The increases were due to the effect of net operating results, partially offset by paying off the warrants associated with the former TARP preferred stock.  First Financial remained well capitalized at June 30, 2013 with total risk-based capital of 17.09%, Tier 1 risk-based capital of 15.81%, and Tier 1 leverage capital of 10.95%.  The tangible common equity to tangible common assets ratio increased to 7.46% at June 30, 2013, compared with 7.23% at March 31, 2013 and 6.47% at June 30, 2012.  First Federal’s regulatory capital ratios are in excess of “well-capitalized” minimums.

About First Financial

First Financial Holdings, Inc. (“First Financial”, NASDAQ: FFCH) is a Charleston, South Carolina financial services provider with $3.2 billion in total assets as of June 30, 2013.  First Financial offers integrated financial solutions, including personal, business, and wealth management services.  First Federal Bank (“First Federal”), which was founded in 1934 and is the primary subsidiary of First Financial, serves individuals and businesses throughout coastal South Carolina, Florence, and Greenville, South Carolina, and Wilmington, North Carolina.  First Financial subsidiaries include: First Federal; First Southeast Investor Services, Inc., a registered broker-dealer; and First Southeast 401(k) Fiduciaries, Inc., a registered investment advisor.  First Federal is the largest financial institution headquartered in the Charleston, South Carolina metropolitan area and the third largest financial institution headquartered in South Carolina, based on asset size.  Additional information about First Financial is available at www.firstfinancialholdings.com.

Non-GAAP Financial Information

In addition to results presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), this press release includes non-GAAP financial measures such as the efficiency ratio, the tangible common equity to tangible assets ratio, tangible common book value per share, pre-tax pre-provision earnings, and adjusted net interest margin.  First Financial believes these non-GAAP financial measures provide additional information that is useful to investors in understanding its underlying performance, business, and performance trends and such measures help facilitate performance comparisons with others in the banking industry as well as period-to-period comparisons.  Non-GAAP measures have inherent limitations, are not required to be uniformly applied, and are not audited.  Readers should be aware of these limitations and should be cautious in their use of such measures.  To mitigate these limitations, First Financial has procedures in place to ensure that these measures are calculated using the appropriate GAAP or regulatory components in their entirety and to ensure that its performance is properly reflected to facilitate consistent period-to-period comparisons.  Although management believes the above non-GAAP financial measures enhance readers’ understanding of First Financial’s business and performance, these non-GAAP measures should not be considered in isolation, or as a substitute for GAAP basis financial measures.

Please refer to the Selected Financial Information table and the Non-GAAP Reconciliation table later in this release for additional information.

Forward-Looking Statements

Statements in this release that are not statements of historical fact, including without limitation, statements that include terms such as “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook,” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” or “could” constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements regarding First Financial’s future financial and operating results, plans, objectives, expectations and intentions involve risks and uncertainties, many of which are beyond First Financial’s control or are subject to change.  No forward-looking statement is a guarantee of future performance and actual results could differ materially from those anticipated by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the general business environment; general economic conditions nationally and in the States of North and South Carolina; interest rates; the North and South Carolina real estate markets; the demand for mortgage loans; the credit risk of lending activities, including changes in the level and trend of delinquent and nonperforming loans and charge-offs; changes in First Federal’s allowance for loan losses and provision for loan losses that may be affected by deterioration in the housing and real estate markets; results of examinations by banking regulators, including the possibility that any such regulatory authority may, among other things, require First Federal to increase its allowance for loan losses, write-down assets, change First Federal’s regulatory capital position or affect its ability to borrow funds or maintain or increase deposits, which could adversely affect liquidity and earnings; First Financial’s ability to control operating costs and expenses; First Financial’s ability to successfully integrate any assets, liabilities, customers, systems, and management personnel acquired or may in the future acquire into its operations and its ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto; competitive conditions between banks and non-bank financial services providers; regulatory changes, including new or revised rules and regulations implemented pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act; and closing conditions related to the proposed merger with SCBT.  Other risks are also detailed in First Financial’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and current reports on Form 8-K that are filed with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s website www.sec.gov. Other factors not currently anticipated may also materially and adversely affect First Financial’s results of operations, financial position, and cash flows.  There can be no assurance that future results will meet expectations.  While First Financial believes that the forward-looking statements in this release are reasonable, the reader should not place undue reliance on any forward-looking statement.  In addition, these statements speak only as of the date made.  First Financial does not undertake, and expressly disclaims any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

FIRST FINANCIAL HOLDINGS, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)

	As of and for the Quarters Ended
(dollars in thousands)	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
Average for the Quarter
Assets	$3,181,212	$3,200,485	$3,216,018	$3,283,512	$3,339,705
Investment securities	338,023	316,426	283,929	291,223	443,181
Loans	2,446,789	2,481,410	2,545,956	2,608,522	2,564,789
Allowance for loan losses	46,567	44,375	45,997	48,329	50,547
Deposits	2,560,845	2,576,968	2,594,112	2,664,207	2,596,642
Borrowings	280,208	280,229	282,122	294,796	428,505
Shareholders' equity	305,565	301,921	296,851	290,047	285,672

Performance Metrics
Return on average assets1	1.00%	0.67%	0.97%	0.81%	1.52%
Return on average shareholders' equity1	10.37	7.06	10.48	9.14	17.72
Net interest margin (FTE)2	4.37	4.51	4.69	4.35	4.08
Net interest margin, adjusted (non-GAAP)3	3.89	3.99	4.15	4.29	4.08
Efficiency ratio (non-GAAP)1,3	72.45	73.04	67.69	69.19	66.05
Pre-tax pre-provision earnings (non-GAAP)3	$12,765	$13,855	$15,905	$14,716	$24,993

Capital Ratios
Equity to assets	9.72%	9.47%	9.32%	9.01%	8.69%
Tangible common equity to tangible assets (non-GAAP)3	7.46	7.23	7.07	6.77	6.47
Book value per common share	$14.68	$14.50	$14.20	$13.77	$13.45
Tangible book value per common share (non-GAAP)3	14.25	14.04	13.71	13.25	12.91
Dividends	0.05	0.05	0.05	0.05	0.05
Shares outstanding, end of period (000s)	16,558	16,533	16,527	16,527	16,527
Tier 1 leverage capital ratio	10.95%	10.72%	10.54%	10.12%	9.79%
Tier 1 risk-based capital ratio	15.81	15.30	14.89	14.42	13.89
Total risk-based capital ratio	17.09	16.58	16.16	15.70	15.16
Tier 1 leverage capital ratio (First Federal)	10.58	10.24	9.97	9.47	9.06
Tier 1 risk-based capital ratio (First Federal)	15.29	14.63	14.10	13.50	12.86
Total risk-based capital ratio (First Federal)	16.57	15.92	15.37	14.78	14.13

Asset Quality Metrics
Allowance for loan losses as a percent of loans	1.79%	1.92%	1.77%	1.80%	1.85%
Allowance for loan losses as a percent of nonperforming loans	93.23	97.42	89.30	94.53	97.72
Nonperforming loans as a percent of loans	1.92	1.97	1.98	1.90	1.90
Nonperforming assets as a percent of loans and other repossessed assets acquired	2.45	2.61	2.70	2.72	2.94
Nonperforming assets as a percent of total assets	1.88	2.02	2.11	2.18	2.36
Net loans charged-off as a percent of average loans1	0.99	0.98	0.99	1.07	1.04
Net loans charged-off	$6,061	$6,063	$6,333	$6,981	$6,673

Asset Quality Metrics Excluding Acquired Covered Loans
Allowance for loan losses as a percent of legacy loans	1.93%	2.08%	1.94%	1.99%	2.06%
Allowance for loan losses as a percent of legacy nonperforming loans	111.13	118.82	108.23	118.82	123.30
Nonperforming loans as a percent of legacy loans	1.74	1.75	1.79	1.67	1.67
Nonperforming assets as a percent of legacy loans and other repossessed assets acquired	2.02	2.04	2.17	1.97	2.01
Nonperforming assets as a percent of total assets	1.43	1.45	1.54	1.42	1.45

1	Represents an annualized rate.
2	Net interest margin is presented on an annual basis and includes taxable equivalent adjustments to interest income based on a federal tax rate of 35%.
3	See Non-GAAP Reconciliation table for details.

FIRST FINANCIAL HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	For the Quarters Ended					Six Months Ended
(in thousands, except per share data)	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	June 30, 2013	June 30, 2012

INTEREST INCOME
Interest and fees on loans	$35,906	$36,993	$38,927	$37,104	$35,643	$72,899	$68,119
Interest and dividends on investment securities
Taxable	1,788	1,931	2,207	2,429	3,118	3,719	6,648
Tax-exempt	235	294	312	342	420	529	757
Other	127	111	103	139	162	238	178
Total interest income	38,056	39,329	41,549	40,014	39,343	77,385	75,702
INTEREST EXPENSE
Interest on deposits	2,864	3,172	3,388	3,747	3,981	6,036	7,932
Interest on borrowed money	3,044	3,019	3,072	3,070	3,649	6,063	7,805
Total interest expense	5,908	6,191	6,460	6,817	7,630	12,099	15,737
NET INTEREST INCOME	32,148	33,138	35,089	33,197	31,713	65,286	59,965
Provision for loan losses	822	5,972	4,161	4,533	4,697	6,794	11,442
Net interest income after provision for loan losses	31,326	27,166	30,928	28,664	27,016	58,492	48,523
NONINTEREST INCOME
Service charges on deposit accounts	7,241	7,263	7,900	7,772	7,558	14,504	14,860
Mortgage and other loan income	4,313	4,435	5,987	4,061	4,372	8,748	7,807
Trust and plan administration income	1,119	1,067	1,219	1,117	1,078	2,186	2,159
Brokerage fees	849	714	810	655	875	1,563	1,539
Bank owned life insurance income	392	373	382	241	---	765	---
Other income	858	932	680	513	699	1,790	1,468
Other-than-temporary impairment losses on investment securities	(176)	(268)	(144)	(145)	(145)	(444)	(214)
FDIC true-up liability release	---	1,321	---	---	---	1,321	---
(Loss) gain on acquisition	---	---	(661)	---	14,550	---	14,550
Gain on sale or call of investment securities	107	---	---	334	3,543	107	3,543
Total noninterest income	14,703	15,837	16,173	14,548	32,530	30,540	45,712
NONINTEREST EXPENSE
Salaries and employee benefits	16,133	16,335	16,020	15,621	15,212	32,468	30,354
Occupancy costs	2,099	2,214	2,214	2,333	2,933	4,313	5,200
Furniture and equipment	2,392	2,068	2,033	2,132	1,893	4,460	3,702
Other real estate owned, net	(541)	924	18	1,030	134	383	664
FDIC insurance and regulatory fees	541	531	646	693	761	1,072	1,754
Professional services	1,835	2,070	1,838	1,980	1,875	3,905	3,340
Advertising and marketing	720	866	714	964	966	1,586	1,619
Other loan expense	1,297	1,372	2,283	1,620	1,283	2,669	2,634
Intangible amortization	448	512	512	512	368	960	458
FDIC indemnification asset impairment	3,565	3,806	3,423	563	---	7,371	---
Other expense	5,597	4,422	5,656	5,581	5,300	10,019	9,709
FHLB prepayment termination charge	---	---	---	---	8,525	---	8,525
Total noninterest expense	34,086	35,120	35,357	33,029	39,250	69,206	67,959
Income before income taxes	11,943	7,883	11,744	10,183	20,296	19,826	26,276
Income tax expense	4,045	2,630	3,921	3,516	7,712	6,675	11,953
NET INCOME	7,898	5,253	7,823	6,667	12,584	13,151	14,323
Preferred stock dividends	812	813	812	813	812	1,625	1,625
Accretion on preferred stock discount	168	165	163	160	158	333	314
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$6,918	$4,275	$6,848	$5,694	$11,614	$11,193	$12,384

Net income per common share
Basic	$0.42	$0.26	$0.41	$0.34	$0.70	$0.68	$0.75
Diluted	0.42	0.26	0.41	0.34	0.70	0.68	0.75

Average common shares outstanding
Basic	16,546	16,529	16,527	16,527	16,527	16,537	16,527
Diluted	16,567	16,547	16,531	16,529	16,528	16,560	16,528

FIRST FINANCIAL HOLDINGS, INC.
NET INTEREST MARGIN ANALYSIS (Unaudited)

	For the Quarters Ended
	June 30, 2013			March 31, 2013			Change in
(dollars in thousands)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Basis Points
Earning assets
Interest-bearing deposits with banks	$83,011	$53	0.26%	$62,441	$29	0.19%	$20,570	$24	7
Investment securities1	339,105	2,023	2.54	316,426	2,225	3.02	22,679	(202)	(48)
Total loans2	2,446,789	32,032	5.25	2,481,410	32,764	5.33	(34,621)	(732)	(8)
Loans held for sale	34,228	300	3.50	45,546	380	3.34	(11,318)	(80)	16
FDIC indemnification asset	53,919	74	0.55	70,794	82	0.47	(16,875)	(8)	8
Total earning assets	2,957,052	34,482	4.69	2,976,617	35,480	4.83	(19,565)	(998)	(14)
Interest-bearing liabilities
Deposits	2,132,389	2,864	0.54	2,180,739	3,172	0.59	(48,350)	(308)	(5)
Borrowings	280,207	3,044	4.35	280,229	3,019	4.35	(22)	25	---
Total interest-bearing liabilities	2,412,596	5,908	0.98	2,460,968	6,191	1.02	(48,372)	(283)	(4)

Net interest income		$28,574			$29,289			$(715)

Net interest margin, adjusted			3.89%			3.99%			(10)

Effect of incremental accretion		3,574	0.48		3,849	0.52		(275)	(4)

Net interest margin		$32,148	4.37%		$33,138	4.51%		$(990)	(14)

1
Interest income used in the average rate calculation includes the tax equivalent adjustments of $127 thousand and $158 thousand for the quarters ended June 30 and March 31, 2013, respectively, calculated based on a federal tax rate of 35%.

2	Average loans include nonaccrual loans. Loan fees, which are not material for any of the periods, have been included in loan interest income for the rate calculation.

	For the Six Months Ended
	June 30, 2013			June 30, 2012			Change in
(dollars in thousands)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Basis Points
Earning Assets
Interest-bearing deposits with banks	$72,783	$82	0.23%	$9,337	$20	0.43%	$63,446	$62	(20)
Investment securities1	327,828	4,248	2.77	466,769	7,405	3.35	(138,941)	(3,157)	(58)
Total loans2	2,464,058	64,797	5.29	2,471,834	67,250	5.46	(7,776)	(2,453)	(17)
Loans held for sale	39,856	679	3.41	47,870	869	3.63	(8,014)	(190)	(22)
FDIC indemnification asset	62,310	156	0.50	59,295	158	0.54	3,015	(2)	(4)
Total Earning Assets	2,966,835	69,962	4.76	3,055,105	75,702	5.00	(88,270)	(5,740)	(24)
Interest-bearing liabilities
Deposits	2,156,431	6,036	0.56	2,099,651	7,932	0.76	56,780	(1,896)	(20)
Borrowings	280,218	6,063	4.35	520,477	7,805	3.01	(240,259)	(1,742)	134
Total interest-bearing liabilities	2,436,649	12,099	1.00	2,620,128	15,737	1.21	(183,479)	(3,638)	(21)

Net interest income		$57,863			$59,965			$(2,102)

Net interest margin, adjusted			3.94%			3.96%			(2)

Effect of incremental accretion		7,423	0.50		---	---		7,423	50

Net interest margin		$65,286	4.44%		$59,965	3.96%		$5,321	48

1
Interest income used in the average rate calculation includes the tax equivalent adjustment of $285 thousand, and $408 thousand for the six months ended June 30, 2013 and 2012, respectively, calculated based on a federal tax rate of 35%.

2	Average loans include nonaccrual loans. Loan fees, which are not material for any of the periods, have been included in loan interest income for the rate calculation.

FIRST FINANCIAL HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)

(in thousands)	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012

ASSETS
Cash and due from banks	$56,001	$49,190	$60,290	$50,749	$62,831
Interest-bearing deposits with banks	107,124	80,110	57,161	35,668	7,270
Total cash and cash equivalents	163,125	129,300	117,451	86,417	70,101
Investment securities
Securities available for sale, at fair value	288,092	314,597	253,798	236,048	244,059
Securities held to maturity, at amortized cost	14,467	14,869	15,555	17,331	20,014
Nonmarketable securities	19,245	19,245	20,914	23,254	29,327
Total investment securities	321,804	348,711	290,267	276,633	293,400
Loans
Residential	1,029,838	1,038,140	1,031,613	1,080,406	1,099,486
Commercial	620,235	663,733	681,119	721,587	758,604
Consumer	766,097	774,550	782,672	772,376	774,405
Total loans	2,416,170	2,476,423	2,495,404	2,574,369	2,632,495
Less: Allowance for loan losses	43,227	47,427	44,179	46,351	48,799
Total loans, net	2,372,943	2,428,996	2,451,225	2,528,018	2,583,696
Loans held for sale	41,679	33,752	55,201	53,761	72,402
FDIC indemnification asset	47,822	58,917	80,268	75,017	77,311
Premises and equipment, net	83,682	83,924	85,378	83,916	85,285
Bank owned life insurance	51,389	50,997	50,624	50,241	10,000
Other intangible assets	7,165	7,573	8,025	8,478	8,931
Other assets	80,681	74,477	77,119	83,006	103,048
Total assets	$3,170,290	$3,216,647	$3,215,558	$3,245,487	$3,304,174

LIABILITIES
Deposits
Noninterest-bearing checking	$439,177	$431,003	$388,259	$382,077	$359,352
Interest-bearing checking	520,667	509,295	511,647	507,262	502,731
Savings and money market	744,468	756,818	743,970	730,365	731,428
Retail time deposits	760,568	807,667	845,391	869,544	934,245
Wholesale time deposits	79,988	95,737	106,066	127,509	175,446
Total deposits	2,544,868	2,600,520	2,595,333	2,616,757	2,703,202
Advances from FHLB	233,000	233,000	233,000	253,000	233,000
Long-term debt	47,204	47,204	47,204	47,204	47,204
Other liabilities	37,184	31,234	40,380	36,026	33,504
Total liabilities	2,862,256	2,911,958	2,915,917	2,952,987	3,016,910

SHAREHOLDERS' EQUITY
Preferred stock	1	1	1	1	1
Common stock	224	215	215	215	215
Additional paid-in capital	196,252	197,099	196,819	196,612	196,409
Treasury stock, at cost	(103,563)	(103,563)	(103,563)	(103,563)	(103,563)
Retained earnings	218,392	212,302	208,853	202,832	198,100
Accumulated other comprehensive loss	(3,272)	(1,365)	(2,684)	(3,597)	(3,898)
Total shareholders’ equity	308,034	304,689	299,641	292,500	287,264
Total liabilities and shareholders' equity	$3,170,290	$3,216,647	$3,215,558	$3,245,487	$3,304,174

FIRST FINANCIAL HOLDINGS, INC.
 LOANS

(in thousands)	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
Residential loans
Residential 1-4 family	$965,434	$963,053	$956,355	$1,008,130	$1,023,800
Residential construction	19,254	26,176	22,519	19,660	19,613
Residential land	45,150	48,911	52,739	52,616	56,073
Total residential loans	1,029,838	1,038,140	1,031,613	1,080,406	1,099,486

Commercial loans
Commercial business	116,787	130,169	118,379	125,345	107,804
Commercial real estate	443,708	467,890	491,567	520,135	555,588
Commercial construction	2,470	1,092	1,064	1,801	17,201
Commercial land	57,270	64,582	70,109	74,306	78,011
Total commercial loans	620,235	663,733	681,119	721,587	758,604

Consumer loans
Home equity	359,618	373,108	384,664	380,000	388,534
Manufactured housing	284,926	282,114	280,100	277,744	276,607
Marine	81,604	79,328	75,736	69,314	59,643
Other consumer	39,949	40,000	42,172	45,318	49,621
Total consumer loans	766,097	774,550	782,672	772,376	774,405
Total loans	2,416,170	2,476,423	2,495,404	2,574,369	2,632,495
Less: Allowance for loan losses	43,227	47,427	44,179	46,351	48,799
Total loans, net	$2,372,943	$2,428,996	$2,451,225	$2,528,018	$2,583,696

FIRST FINANCIAL HOLDINGS, INC.
DELINQUENT LOANS

	June 30, 2013		March 31, 2013		December 31, 2012		September 30, 2012		June 30, 2012
(dollars in thousands)	$	% of Portfolio	$	% of Portfolio	$	% of Portfolio	$	% of Portfolio	$	% of Portfolio
Residential loans
Residential 1-4 family	$1,712	0.18%	$1,433	0.15%	$2,800	0.29%	$2,361	0.23%	$1,244	0.12%
Residential construction	---	---	284	1.08	---	---	---	---	---	---
Residential land	---	---	725	1.48	47	0.09	157	0.30	475	0.85
Total residential loans	1,712	0.17	2,442	0.24	2,847	0.28	2,518	0.23	1,719	0.16

Commercial loans
Commercial business	390	0.33	1,255	0.96	847	0.72	582	0.46	903	0.84
Commercial real estate	1,396	0.31	4,252	0.91	3,492	0.71	2,397	0.46	3,014	0.54
Commercial land	1,088	1.90	1,540	2.38	1,573	2.24	318	0.43	675	0.87
Total commercial loans	2,874	0.46	7,047	1.06	5,912	0.87	3,297	0.46	4,592	0.61

Consumer loans
Home equity	1,509	0.42	2,758	0.74	4,414	1.15	2,204	0.58	2,017	0.52
Manufactured housing	1,948	0.68	1,162	0.41	3,241	1.16	2,506	0.90	1,835	0.66
Marine	99	0.12	154	0.19	284	0.37	227	0.33	300	0.50
Other consumer	140	0.35	177	0.44	384	0.91	742	1.64	626	1.26
Total consumer loans	3,696	0.48	4,251	0.55	8,323	1.06	5,679	0.74	4,778	0.62
Total delinquent loans	$8,282	0.34%	$13,740	0.55%	$17,082	0.68%	$11,494	0.45%	$11,089	0.42%

FIRST FINANCIAL HOLDINGS, INC.
 NONPERFORMING ASSETS

	June 30, 2013		March 31, 2013		December 31, 2012		September 30, 2012		June 30, 2012
(dollars in thousands)	$	% of Portfolio	$	% of Portfolio	$	% of Portfolio	$	% of Portfolio	$	% of Portfolio
Residential loans
Residential 1-4 family	$7,321	0.76%	$7,693	0.80%	$7,137	0.75%	$10,881	1.08%	$10,460	1.02%
Residential land	980	2.17	576	1.18	785	1.49	1,558	2.96	1,423	2.54
Total residential loans	8,301	0.80	8,269	0.80	7,922	0.77	12,439	1.15	11,883	1.08

Commercial loans
Commercial business	1,258	1.08	1,813	1.39	1,460	1.23	1,407	1.12	1,198	1.11
Commercial real estate	16,856	3.80	18,213	3.89	18,386	3.74	15,853	3.05	15,918	2.87
Commercial construction	---	---	---	---	247	23.21	247	13.71	261	1.52
Commercial land	2,828	4.94	3,845	5.95	4,058	5.79	2,990	4.02	4,577	5.87
Total commercial loans	20,942	3.38	23,871	3.60	24,151	3.55	20,497	2.84	21,954	2.89

Consumer loans
Home equity	9,640	2.68	9,295	2.49	10,049	2.61	10,145	2.67	10,636	2.74
Manufactured housing	3,398	1.19	3,085	1.09	3,355	1.20	2,221	0.80	2,197	0.79
Marine	87	0.11	125	0.16	139	0.18	90	0.13	29	0.05
Other consumer	256	0.64	265	0.66	275	0.65	228	0.50	306	0.62
Total consumer loans	13,381	1.75	12,770	1.65	13,818	1.77	12,684	1.64	13,168	1.70
Total nonaccrual loans	42,624	1.76	44,910	1.81	45,891	1.84	45,620	1.77	47,005	1.79
Loans 90+ days still accruing	---		6		43		74		75
Restructured loans, still accruing	3,743		3,768		3,536		3,340		2,857
Total nonperforming loans	46,367	1.92%	48,684	1.97%	49,470	1.98%	49,034	1.90%	49,937	1.90%
Nonperforming loans held for sale	---		---		---		---		---
Other repossessed assets acquired	13,133		16,310		18,338		21,580		28,191
Total nonperforming assets	$59,500		$64,994		$67,808		$70,614		$78,128

FIRST FINANCIAL HOLDINGS, INC.
 NET CHARGE-OFFS

	June 30, 2013		March 31, 2013		December 31, 2012		September 30, 2012		June 30, 2012
(dollars in thousands)	$	% of Portfolio1	$	% of Portfolio1	$	% of Portfolio1	$	% of Portfolio1	$	% of Portfolio1
Residential loans
Residential 1-4 family	$1,034	0.43%	$1,215	0.50%	$2,756	1.10%	$294	0.12%	$1,070	0.42%
Residential land	97	0.82	(144)	(1.13)	257	1.89	403	2.91	78	0.59
Total residential loans	1,131	0.44	1,071	0.41	3,013	1.13	697	0.26	1,148	0.42

Commercial loans
Commercial business	892	2.86	268	0.90	126	0.42	924	3.22	334	1.34
Commercial real estate2	1,912	1.70	2,089	1.74	588	0.46	1,994	1.47	714	0.54
Commercial construction	(1)	(0.18)	5	1.67	(1)	(0.41)	11	0.56	(2)	(0.05)
Commercial land3	525	3.47	21	0.13	89	0.48	1,037	5.43	723	4.00
Total commercial loans	3,328	2.09	2,383	1.43	802	0.46	3,966	2.14	1,769	0.99

Consumer loans
Home equity	954	1.04	1,346	1.42	1,343	1.44	1,125	1.17	2,580	2.71
Manufactured housing	518	0.73	1,019	1.45	899	1.29	778	1.12	666	0.97
Marine	26	0.13	74	0.38	(19)	(0.11)	146	0.88	82	0.60
Other consumer	104	1.02	170	1.64	295	2.51	269	2.22	428	3.48
Total consumer loans	1,602	0.83	2,609	1.34	2,518	1.31	2,318	1.20	3,756	1.98
Total net charge-offs	$6,061	0.99%	$6,063	0.98%	$6,333	0.99%	$6,981	1.07%	$6,673	1.04%

1 Represents an annualized rate
2 Includes SOP charge-offs in excess of nonaccretable yield of $275 thousand at June 30, 2013.
3 Includes SOP charge-offs in excess of nonaccretable yield of $758 thousand at June 30, 2013.

FIRST FINANCIAL HOLDINGS, INC.
NON-GAAP RECONCILIATION (Unaudited)

	As of and for the Quarters Ended
(dollars in thousands, except per share data)	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
Efficiency Ratio
Net interest income (A)	$32,148	$33,138	$35,089	$33,197	$31,713
Taxable equivalent adjustment (B)	127	158	168	184	226
Noninterest income (C)	14,703	15,837	16,173	14,548	32,530
(Loss) gain on acquisition (D)	---	---	(661)	---	14,550
Net securities (losses) gains (E)	(69)	(268)	(144)	189	3,398
FDIC true-up liability release (F)	---	1,321	---	---	---
Noninterest expense (G)	34,086	35,120	35,357	33,029	39,250
FHLB prepayment termination charge (H)	---	---	---	---	8,525
Efficiency Ratio: (G-H)/(A+B+C-D-E-F) (non-GAAP)	72.45%	73.04%	67.69%	69.19%	66.05%

Tangible Assets and Tangible Common Equity
Total assets	$3,170,290	$3,216,647	$3,215,558	$3,245,487	$3,304,174
Other intangible assets	(7,165)	(7,573)	(8,025)	(8,478)	(8,931)
Tangible assets (non-GAAP)	$3,163,125	$3,209,074	$3,207,533	$3,237,009	$3,295,243

Total shareholders' equity	$308,034	$304,689	$299,641	$292,500	$287,264
Preferred stock	(65,000)	(65,000)	(65,000)	(65,000)	(65,000)
Other intangible assets	(7,165)	(7,573)	(8,025)	(8,478)	(8,931)
Tangible common equity (non-GAAP)	$235,869	$232,116	$226,616	$219,022	$213,333

Shares outstanding, end of period (000s)	16,558	16,533	16,527	16,527	16,527

Tangible common equity to tangible assets (non-GAAP)	7.46%	7.23%	7.07%	6.77%	6.47%
Book value per common share	$14.68	$14.50	$14.20	$13.77	$13.45
Tangible book value per common share (non-GAAP)	14.25	14.04	13.71	13.25	12.91

Pre-tax Pre-provision Earnings
Income before income taxes	$11,943	$7,883	$11,744	$10,183	$20,296
Provision for loan losses	822	5,972	4,161	4,533	4,697
Pre-tax pre-provision earnings (non-GAAP)	$12,765	$13,855	$15,905	$14,716	$24,993

Impact of Improved Performance of Cape Fear Loan Pool
Net interest income	$32,148	$33,138	$35,089	$33,197	$31,713
Tax equivalent adjustment	127	158	168	184	226
Net interest income on taxable equivalent basis (A)	32,275	33,296	35,257	33,381	31,939
Effect of Cape Fear incremental accretion	(3,574)	(3,849)	(4,048)	(472)	---
Net interest income, adjusted (B) (non-GAAP)	$28,701	$29,447	$31,209	$32,909	$31,939

Average earning assets (C)	$2,957,052	$2,976,617	$2,994,982	$3,061,432	$3,142,597
Net interest margin (A)/(C)1	4.37%	4.51%	4.69%	4.35%	4.08%
Net interest margin, adjusted (B)/(C) (non-GAAP)1	3.89%	3.99%	4.15%	4.29%	4.08%

1	Represents an annualized rate; calculation is approximate due to differences in industry standards for annualizing underlying average earning assets.

Contact
First Financial Holdings, Inc.
Investor Relations
(843) 529-5931
investorrelations@firstfinancialholdings.com